Exhibit 99.1

January 13, 2015

Dear One World Stockholder,

As we see the close of another year we are very pleased to report to our stockholders that despite some growing pains in 2013, 2014 was a year of major accomplishments, new partnerships, forward progress and retail success! We are extremely pleased with the growth of our Company and expect this year to be one of more substantial leaps forward.

The Prettie Girls! Dolls now being carried by Toys R Us® and Walmart!

The 2014 Toy Fair was our first opportunity to introduce The Prettie Girls! to the toy industry and we believe the introduction was as successful as it could possibly have been.

A few short months following the Toy Fair, we secured a retail distribution deal with HEB Stores, which is the largest hypermarket chain of stores in the south. This in-store distribution deal with HEB was the first of its kind for The One World Doll Project and we were pleased to announce early last year that The Prettie Girls! sold out in two of the store locations within a week of hitting the shelves. Due to the Prettie Girls! performance in the first four stores, we eventually expanded into 25 stores, and are very pleased to announce that the Prettie Girls! dolls are now in 120 HEB stores across the state of Texas. Additionally, we recently announced that Fiesta Mart, another large retail store chain in Texas, added our dolls to the shelves in 40 of their stores, bringing the total brick and mortar stores that carry The Prettie Girls! dolls to 160.

In August of 2014 we announced that we signed an agreement with Toys R Us® to distribute The Prettie Girls! dolls on ToysRUs.com ad a few months later we also received our first purchase order from Walmart® to begin offering Prettie Girls! dolls at Walmart.com for the 2014 Christmas season. Planning is currently underway to release The Prettie Girls! dolls along with a new line of Prettie Girls! on Toys R Us®, Walmart® and other national retailers’ shelves this coming fall.

While revenues are increasing we are also focused on reducing our operating and production expenses.

As our revenues continue to grow, the business expenses will also increase. However, expense reduction remains a priority. To further this initiative, we hired a long term, experienced CFO, Mr. Dennis Gauger, to manage our SEC reporting and fiscal planning for 2014 and beyond.  Mr. Gauger has identified several areas where expenses can be substantially reduced over the next twelve months. We have already implemented those plans and are pleased to report that we saw a significant reduction in some operational costs for the third and fourth quarters of 2014.

In relation to our manufacturing costs, through the efforts of our Chief Manufacturing Consultant, Gene Insley, former Mattel Sr. VP, we have been able to reduce our cost per unit on The Prettie Girls! dolls without any reduction in the quality of workmanship of the product.

Debt Elimination and Consolidation

As a key component of our 2014 growth plan, we engaged the services of an equity financing firm to implement a debt reduction plan which has allowed us to retire substantial amounts of convertible debt over the last six months and we anticipate being able to continue this trend throughout the first and second quarters of 2015.

Despite our successes, we have struggled at times with the challenges of maintaining a balance between a desirable stock price and financing the needs of the company. As a growing business we have seen the negative impact that expensive debt can have on the company’s stock price and to remedy this, we are in the process of engaging new finance partners and private equity investors.

As the CEO of this company and a stockholder, I clearly understand the desire for our stock price to be at optimal levels, but as a growing business over the past few years, we have accepted growth capital that had some negative effects on our stock. As a result, we encountered unfair, deceptive and/or manipulative conversion and trading practices with some of these lenders, and have taken certain measures to protect the stockholders from this type of activity.

As the company continues to secure big box distribution with retailers such as Toys R Us® and Walmart®, we are on a clear path to success and attracting more long-term equity investors. The process of improving our balance sheet is just that - a process - and it will take some time. However, with the growth of sales, expansion of our product line, continued media exposure, the development of strategic partnerships, utilization of celebrity relationships and hard work, we will continue to make progress and achieve success.

Brand Expansion and Strategic Partnerships

As The Prettie Girls! have become more visible here and abroad, the value of the brand has grown substantially, thus allowing us to focus on ancillary revenue streams such as licensing and merchandising. Through the efforts of our PR partners, Shade Global and Rubenstein PR, we are now expanding the brand of The Prettie Girls! dolls at an accelerated pace.  To date, we have had features produced or completed interviews with over 30 online and print publications such as USA Today, Essence, Entrepreneur, Dolls Magazine, The Toy Book and television appearances on CNN, Fox News, ABC, CBS and more recently, an appearance on the popular daytime talk show, The Real.

Strategic partnerships and new product offerings are expanding the Prettie Girls! Brand

While many great things have come from our appearance at the 2014 Toy Fair, we believe one of the most notable is our receiving an endorsement from Robert Tonner of The Tonner Doll Company. Mr. Tonner is one of the most successful and well-known doll designers in the world, and he has grown The Tonner Doll Company into a multi-million dollar business. After Mr. Tonner gave us his endorsement, he and our founder, Trent T. Daniel, began to explore strategic partnership possibilities. We are excited to announce that The One World Doll Project and The Tonner Doll Company have entered into a collaboration to launch a new line of Prettie Girls! dolls called the Prettie Girls! Tween Scene.

The Tween Scene dolls were presented to Walmart buyers last year and received positive feedback. The Prettie Girls! Tween Scene will be 16-inch dolls that represent a group of pre-teen girls who also identify themselves as Prettie Girls, meaning they possess the seven attributes that make them PRETTIE (Positive, Respectful, Enthusiastic, Talented, Truthful, Inspiring and Excellent). Each of the Prettie Girls! Tween Scene dolls will have ethnicities from different parts of the globe including The United States, Mexico, Canada and China. The molds for these dolls were created by Robert Tonner and the fashions and face sculpting are a collaboration between Mr. Tonner and our doll designer, Stacey McBride-Irby. By partnering with The Tonner Doll Company to create this new line, the company has saved over $200,000 in molds, sculpting and engineering costs.

The Prettie Girls! Tween Scene dolls will expand our reach into the 16-inch doll market as well as round out our total product offering for next year, which will also include Prettie Girls! fashion packs, kids and adult apparel, accessories and more. We plan to debut our entire 2015 offering at The 2015 Toy Fair and will begin taking orders from big box retailers during the second quarter of 2015.

Summary

As a company that continues to have and has proven its potential for great success, we also understand that one of our most valuable assets is a confident and enthusiastic stockholder base. We want everyone who is a stockholder of One World Holdings to know that we are always striving to deliver stockholder value. I, along with the rest of the executive and management team believe that the accomplishments laid out in this letter will demonstrate that progress is being made, mistakes of the past are being corrected and growth is happening at a rapid pace.

The One World Doll Project is an amazing company with a talented and loyal team of professionals who are 100% committed to building this into a strong enterprise that we believe can truly capture sizable market share over the next two years.

We truly hope that as the future unfolds, you will continue to be on this journey with us, and if so, we ask for your patience and support. There have definitely been some bumps in the road but we also want you to know that we are not out of touch with the effects our decisions have on stockholders. As a stockholder of this company, I am personally committed to making this company a success.

Thank you for your continued support and confidence in The One World Doll Project and The Prettie Girls! dolls!

Sincerely,

Corinda Joanne Melton
CEO
One World Holdings, Inc.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This letter contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this letter, other than statements of historical fact, constitute "forward-looking statements." The words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," “potential,” ”possible,” “might,” “look forward,”  and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this letter do not constitute guarantees of future performance. Investors are cautioned that statements in this letter which are not strictly historical statements, including, without limitation, statements regarding the development of Prettie Girls! dolls constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to, risks associated with: market conditions; our capital position; our ability to compete with larger, better financed toy companies; changes in the doll market; our ability to successfully identify or satisfy consumer preferences; our uncertainty of developing a marketable product; our ability to meet our holiday sales targets; our ability to raise additional capital to continue development; our ability to raise additional capital through the sale of shares of our common stock; our ability to obtain, maintain and protect intellectual property rights; the risk of litigation regarding our intellectual property rights or the rights of third parties; the success of third party development and commercialization efforts with respect to products covered by intellectual property rights that we may license or transfer; our limited manufacturing capabilities; our dependence on third-party manufacturers; our ability to hire and retain skilled personnel; our volatile stock price; and other risks detailed in our filings with the SEC, including our Annual Reports on Form 10 K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Reports on Form 10 K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.